Exhibit 99.1

FOR IMMEDIATE RELEASE

A. Schulman Experiences Strong Operational Performance Partially
Offsetting Rapid Decline in Foreign Currency Exchange Rates

•	Revises fiscal 2015 full-year adjusted net income guidance from $2.60 - $2.65 to $2.50 - $2.55 per diluted share; compares with adjusted net income of $2.36 in fiscal 2014

•
Company expects the fiscal 2015 second quarter adjusted earnings per share to be approximately $0.39 cents per diluted share compared with $0.39 in the prior year quarter when the exchange rate was $1.37

Akron, Ohio - March 23, 2015 - A. Schulman, Inc.(Nasdaq-GS: SHLM), today revised its previously announced fiscal 2015 full-year adjusted net income guidance to $2.50 to $2.55 per diluted share reflecting the impact of the continuing steep decline of the euro and other foreign currencies. This revision does not include the impact of the recently announced pending acquisition of Citadel Plastics Holdings, Inc.

The Company had previously provided its full-year earnings outlook of $2.60 - $2.65 which was last based upon the euro trading at approximately $1.18, when it reported fiscal 2015 first quarter results on January 6, 2015. The euro in the past few weeks has fallen to under $1.05 in global trading, thereby triggering the revision in the Company’s full-year outlook.

Bernard Rzepka, president and chief executive officer, said, “Operationally, I am pleased that globally our businesses are reporting quarter-over-quarter improvements in gross margin, despite FX and before acquisitions, across all regions - including our European business. Overall, we are seeing gross margin expansion in all regions but I’m particularly pleased to see significant operating income growth in our U.S. and Canada business. We continue to remain focused on the things we have in our control: organic growth initiatives, cost saving actions, and the continuing integration of recent acquisitions.”

Joseph J. Levanduski, vice president and chief financial officer, stated, “As I stated on our March 16 investor call announcing the planned acquisition of Citadel, the steady decline in the euro has proven too challenging for us to fully overcome despite the positive operational efforts. We determined it was prudent to adjust our guidance to reflect this negative impact as we gained more visibility on our second-quarter results and the second-half forecast. Historically, our practice has been to set guidance based upon current rates. This proves to be challenging during periods of rapid volatility. On a full-year basis, our improved operational results and benefits from our restructuring initiatives are helping to partially offset the rapid decline of the euro.

USD/EUR Average Exchange Rates
Fiscal Quarter	Fiscal 2015	Fiscal 2014	Decrease
First Quarter	$1.27	$1.35	$(0.08)
Second Quarter	$1.18	$1.37	$(0.19)
Third Quarter*	$1.08	$1.38	$(0.30)
Fourth Quarter*	$1.08	$1.35	$(0.27)

* - Third and fourth quarter fiscal 2015 exchange rates reflect the USD/EUR exchange rate as of March 20, 2015.

“We expect to release fiscal 2015 second-quarter results after the market closes on Monday, April 6, 2015. We anticipate the fiscal 2015 second quarter adjusted earnings per share to be approximately $0.39 cents per diluted share compared with $0.39 in the prior year quarter when the exchange rate was $1.37. The quarter will include a total of $0.07 per diluted share negative impact due to the decline in foreign currency translation rates compared with the prior year quarter. The Euro alone impacted the quarter by $0.05 per diluted share while other currencies used by the Company, such as the Mexican peso, contributed to the balance of the negative impact,” continued Levanduski.

The Company intends to provide more information regarding the recently announced acquisition of Citadel, including the impact on its fiscal 2015 results in the Company’s third quarter, when the transaction is expected to close.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 3,900 people and has 42 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2014. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as "anticipate,” "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets or countries where the Company has operations;

•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company's products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, computer "hackers" or other causes;

•	our ability to consummate the acquisition of Citadel Plastics and the timing of the closing of such acquisition;

•	the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the acquisition of Citadel Plastics;

•	the impact of the indebtedness incurred to finance the transaction;

•	integration of the business of Citadel Plastics with our existing business, including the risk that the integration will be more costly or more time consuming and complex than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the acquisition of Citadel Plastics;

•	transaction and acquisition-related costs incurred in connection with the acquisition of Citadel Plastics and related transactions; and

•	substantial time devoted by management to the integration of Citadel Plastics after the closing of such acquisition.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2014. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

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Contact

Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
email: Jennifer.Beeman@aschulman.com
www.aschulman.com